                    MONTHLY STATEMENTS TO THE SECURITYHOLDERS
          Pursuant to Section 5.01 of the Sale and Servicing Agreement

                        Wachovia Asset Securitization Inc
                                    2002-HE1

Monthly Period            September 1, 2002 - September 30, 2002
Payment Date              October 25, 2002

Aggregate Amount Collected for the Collection Period
----------------------------------------------------

              Interest                                     $2,551,788.76
              Principal Collections                       $37,805,636.27
              Substition Amounts                                     $ -


Application of Collected Amounts
--------------------------------

Applied in the following order of priority:
           (I)Enhancer Premium                                                                         $ 110,833.33
          (ii)Noteholder's Interest                                                                  $ 1,610,777.78
         (iii)Principal Collections to Funding Account                                                          $ -
          (iv)Excess Spread (during Revolving)                                                         $ 830,177.65
           (v)Excess Spread (during AP)                                                                         $ -
          (vi)Additional Balance Increase from Excess Spread (during MAP)                                       $ -
         (vii)Noteholder's Principal Distribution                                                               $ -
        (viii)Enhancer for Prior Draws                                                                          $ -
          (ix)Liquidation Loss Amount                                                                           $ -
           (x)Enhancer                                                                                          $ -
          (xi)Interest Shortfalls                                                                               $ -
         (xii)Indenture Trustee                                                                                 $ -
        (xiii)Certificates                                                                                      $ -


Balances
--------

              Beginning Note Balance                                                                $950,000,000.00
              Ending Note Balance                                                                   $950,000,000.00
                                                                           Change                               $ -

              Beginning Excluded Amount                                                                         $ -
              Ending Excluded Amount                                                                            $ -
                                                                           Change                               $ -

              Beginning Pool Balance                                                                $950,000,000.00
              Ending Pool Balance                                                                   $950,000,000.00
                                                                           Change                               $ -

              Beginning Principal Balance                                                           $870,082,662.00
              Ending Principal Balance                                                              $928,608,440.57
                                                                           Change                   $(58,525,778.57)

              Additional Draws                                                                       $96,331,414.84
              Additional Balance Increase (Draws minus Payments)                                     $58,525,778.57

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
Delinquencies
-------------
                                                                           #                         $
              Two statement cycle dates:                                                     -       $            -
              Three statement cycle dates:                                                   -       $            -
              Four statement cycle dates:                                                    -       $            -
              Five statement cycle dates:                                                    -       $            -
              Six statement cycle dates:                                                     -       $            -
              Seven + statement cycle dates:                                                 -       $            -
              Foreclosures                                                                   -       $            -
              REO                                                                            -       $            -
              Liquidation Loss Amount                                                        -       $            -

Other Information
-----------------

              Net WAC Rate for Collection Period                                                             4.944%
              Mortgage Loans Repurchased ( # / $ )                                           0                  $ -
              Beginning Pre-funding Account Balance                                                  $79,917,338.00
              Beginning Funding Account Balance                                                                 $ -
              Beginning Captialized Interest Account Balance                                           $ 319,231.45
              Ending Pre-funding Account Balance                                                     $21,391,559.43
              Ending Capitalized Interest Account Balance                                              $ 319,231.45
              Ending Funding Account Balance                                                           $ 830,177.65
              Overcollateralization Amount                                                                      $ -
              Overcollateralization Target                                                           $14,250,000.00



Wachovia Bank, National Association as Servicer